CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement on Form N-2 of The Gabelli Multimedia Trust Inc. as filed with the Securities and Exchange Commission on or about June 15, 2017.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York

June 15, 2017